Exhibit 99(b)

Schedule of Participants

Additional Survey Participants

A.O. Smith
AbbVie
Accenture
ACH
Adecco
ADT Security Services
Agilent Technologies
Agrium
Agrium
Aimia
Air Products and Chemicals
AkzoNobel
Alcoa
Alexander & Baldwin
Alexion Pharmaceuticals
Altria Group
Amadeus North America
American Express Global Business Travel
American Sugar Refining
Americas Styrenics
AmerisourceBergen
AMETEK
Amgen
AMSTED Industries
Amway
Andersons
Ansell
Arby’s Restaurant Group
Archer Daniels Midland
Arkema
ARM
Armstrong World Industries
Arrow Electronics
Asbury Automotive Group
Ashland
AstraZeneca
AT&T
Automatic Data Processing
Avnet
Axiall Corporation
BAE Systems
Baker Hughes
Ball
Barrick Gold
Barrick Gold of North America
Beam Suntory
Bechtel Nuclear, Security & Environmental
Beckman Coulter
Becton Dickinson
Bell Canada
Bemis
Berry Plastics

Best Buy
Big Lots
Biogen Inc.
Blount International
BMC Software
Bob Evans Farms
Bombardier Transportation
BorgWarner
Boston Scientific
BP Canada Energy Company
Brembo
Bridgestone Americas
Bristol-Myers Squibb
British American Tobacco
Broadridge Financial Solutions
Brown-Forman
Brunswick
Bunge
Burlington Northern Santa Fe
Bush Brothers & Company
CA Technologies
Cablevision Systems
Cabot
Calgon Carbon
Canada Post Corporation
Canadian Imperial Bank of Commerce
Canadian National Railway Company
Canadian Natural Resources Limited
Canadian Pacific Railway
Canadian Tire Corporation Limited
Capsugel
Cardinal Health
Cargill
Cargill
Carlson
Carnival
Casey’s General Stores
Catalent Pharma Solutions
Catalyst Paper Corporation
CDI
CDK Global
CDW
Celanese
Celestica
Celestica
Cenovus Energy
CenturyLink
Cepheid
Ceridian
CEVA Logistics

CGI — Conseillers en Gestion et Informatique
CGI Technologies and Solutions
CH2M HILL
Charter Communications
Chemours Company
Chemtura
Chicago Bridge & Iron (CB&I)
CHS
Cimpress
Cintas
Clearwater Paper Corporation
Coca-Cola
Coca-Cola Enterprises
Colgate-Palmolive
Compass
ConAgra Foods
Continental Automotive Systems
Convergys
Cooper Standard Automotive
Corning
Cott Corporation
Covestro
Cox Enterprises
Crown Castle
Crown Holdings
CSC
CSX
Cubic
Cumberland Gulf Group
Curtiss-Wright
Cushman & Wakefield
CVR Energy
D&B
Danaher
Dean Foods
Deckers Brands
Delhaize America
Dell
Delta Air Lines
Deluxe
Dematic Group
Dentsply Sirona
DHL Supply Chain
Diageo North America
Diebold
DJO Global
Domtar
Donaldson
Dot Foods
Dow Chemical
DuPont

E.W. Scripps
Eastman Chemical
Eastman Kodak eBay
Ecolab
Edwards Lifesciences
Eisai
Elementis
Eli Lilly
Enbridge
Encana
Encana Services Company
Endo
EnPro Industries
Epson America
Equifax
Ericsson
ESCO
Estée Lauder
Esterline Technologies
Experian Americas
Express Scripts
FCA Canada Inc.
Federal-Mogul
Ferrovial
Finning International
FIS
Flowers Foods
Flowserve
Fluor
FOCUS Brands
Ford
Forsythe Technology
Frontier Communications
Fujitsu
G&K Services
GAF Materials
Gap
Garmin
Gates
GE Energy
General Atomics
General Cable
General Dynamics
General Electric
General Electric
General Mills
General Motors
Gilead Sciences
Glatfelter
GlaxoSmithKline
GLOBALFOUNDRIES
Goldcorp
Goodyear Tire & Rubber
Graco

Great-West Life Insurance Company
Greene, Tweed and Co.
H.B. Fuller
Hallmark Cards
Halozyme Therapeutics
Hanesbrands
Haribo
Harley-Davidson
Harman International Industries
Harsco
Hasbro
HAVI Group
HD Supply
Hearthside Food Solutions
Henry Schein
HERC
Herman Miller
Hershey
Hertz
Hexion
Hilton Worldwide
Hiscox
Hitachi Data Systems
HNI
HNTB
Hoffmann-La Roche
Hormel Foods
Host Hotels & Resorts
Houghton Mifflin Harcourt Publishing
HP Inc.
Hunt Consolidated
Husky Energy
Husky Injection Molding Systems
IBM
IBM
IDEX Corporation
IDEXX Laboratories
iHeartMedia
Imperial Oil
IMS Health
INEOS Olefins & Polymers USA
Ingenico
Ingevity
Ingredion
Intact Financial Corp.
Intel
Intelsat
International Flavors & Fragrances

International Game Technology
International Paper
Irvine
Itron
ITV
J. Crew
Jabil Circuit
Jack in the Box
Jacobs Engineering
JetBlue Airways
Johns Manville
Johnson & Johnson
K. Hovnanian Companies
KB Home
KBR
Kellogg
Kelly Services
Kennametal
Kerry Group
Keurig Green Mountain
Keysight Technologies
Keystone Foods
Kimberly-Clark
Kinross Gold
Koch Industries
Kodak Alaris
Kohler
L-3 Communications
Lafarge North America
Land O’Lakes
Lear
Ledcor Group of Companies
Leggett and Platt
Lehigh Hanson
Leidos
Lend Lease
Lenovo
Leprino Foods
Levi Strauss
Lexmark
LG Electronics
Liberty Global
Lifetouch
Lincoln Electric
Loblaws Inc.
Lockheed Martin
Lonza
L’Oréal
Lubrizol
Lutron Electronics
LyondellBasell
Magellan Midstream Partners
Makino
Manulife Financial
Marriott International
Mars Incorporated
Martin Marietta Materials
Mary Kay
Masco
Materion Corporation
Mattel
Matthews International

McCain Foods
McCain Foods USA
McKesson
McLane Company
Medtronic
Merck & Co
Meredith
Meritor
Merrill
Metrie
Mettler-Toledo
Micron Technology
Microsoft
MillerCoors
Molex
Molson Coors Brewing
Monsanto
Mosaic
Motorsport Aftermarket Group
MTS Systems
Multi-Color
Mylan
Navigant Consulting
Navistar International
NBTY
NCR
Neoris
New York Times
Newell Rubbermaid
Newmont Mining
Nike
Nissan North America
Norfolk Southern
Nortek
Northrop Grumman
Novartis
Novelis
Nu Skin Enterprises
Nuance Communications
Occidental Petroleum
Ontario Power Generation
Orbital ATK
Oshkosh
Osram Sylvania
Outerwall
Owens Corning
Oxford Instruments America
Panasonic of North America
PAREXEL
Parker Hannifin
Parmalat
Parsons Corporation
PayPal
PepsiCo
Pfizer
Philip Morris
Pitney Bowes
Polaris Industries
PolyOne
Potash
Power Corporation of Canada

Praxair
PulteGroup
Puratos
Purdue Pharma
Quaker Chemical
Qualcomm
Quest Diagnostics
Quintiles
R.R. Donnelley
Rackspace
Ralph Lauren
Rayonier Advanced Materials
RBC Financial Group
Regency Centers
Regeneron Pharmaceuticals
Resolute Forest Products
Revlon
Reynolds Packaging
Ricoh Americas
Rio Tinto
Rio Tinto
Ritchie Brothers Auctioneers
Rockwell Automation
Rockwell Collins
Rogers Communications
Royal Caribbean Cruises
Ryder System
S.C. Johnson & Son
Sabre Corporation
Sage Software
SAIC
Saint-Gobain
Samsung
Sanofi
Saputo Produits laitiers Canada s.e.n.c.
SAS Institute
Sasol USA
Scholastic
Schreiber Foods
Schwan Food Company
Scotiabank
Scotts Miracle-Gro
Scripps Networks Interactive
Sealed Air
Sensient Technologies
ServiceMaster Company
SGS — Société Générale de Surveillance
Shell Oil
Sherwin-Williams
Siemens
Smith & Nephew
Snap-on
Snyder’s Lance
Sodexo
Sonic Corp
Sonoco Products
Sony
Sony Electronics
Southwest Airlines
Spirit AeroSystems
SPX Corporation

SPX FLOW
St. Jude Medical
Stanley Black & Decker
Stantec
Starbucks
Steelcase
Stolt-Nielsen
Stryker
Sucampo Pharmaceuticals
Sun Life Financial
SunCoke Energy
Suncor Energy
SunOpta
SuperValu Stores
SWM International (Schweizer-Mauduit)
Sysco Corporation
Takeda Pharmaceuticals
Target
Taubman Centers
TD Bank Financial Group
Teck Resources
TeleTech
Telus
Tempur Sealy
Teradata
Terex
Textron
Thermo Fisher Scientific
Thyssenkrupp
Tiffany & Co.
Time Warner
Time Warner Cable
Timken
TimkenSteel
T-Mobile USA
Tobii Dynavox
Toro
Total System Service (TSYS)
TransCanada
TransUnion
Travel Leaders Group
Travelport
Tribune Media
TripAdvisor
TRW Automotive
Tupperware Brands
Tyson Foods
Underwriters Laboratories
Unilever United States
Unisys
United States Cellular
United States Steel
United Technologies Corporation (UTC)
UPS
USG Corporation
Valero Energy
Vantiv
Vectrus
Ventura Foods
Verizon
Vertex Pharmaceuticals

Viacom
Viad
Vista Outdoor
Visteon
Viterra
Vizient
Vulcan Materials
VWR International
W.R. Grace
Walmart
Walt Disney
Waste Management
Watts Water Technologies
Welltower
Wendy’s Group
West Pharmaceutical Services
Westar Energy
Westinghouse Electric
WestRock
Weyerhaeuser
Whirlpool
Wilsonart
Wood Mackenzie
Worthington Industries
Xilinx
Xylem
YP
Zebra Technologies
Zimmer Biomet